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                                                                     Exhibit 5.1

                       [GOLDEN STATE BANCORP LETTERHEAD]


March 9, 1998


Golden State Bancorp Inc.
414 North Central Avenue
Glendale, California 91203

     Re: Issuance of Common Stock Related to Acquisition of CENFED Financial
          Corporation

Ladies and Gentlemen:

     I have acted as counsel to Golden State Bancorp Inc., a Delaware corporation (the "Corporation") for purposes of rendering this opinion relating to the issuance (pursuant to a Registration Statement on Form S-4 (the "Registration Statement")) of up to 7,560,000 shares of the Corporation's common stock, par value $1.00 per share (the "Common Stock"). Such shares of Common Stock are to be issued by the Corporation in connection with the merger of CENFED Financial Corporation ("CENFED") with and into a newly formed, wholly-owned subsidiary of the Corporation in accordance with that certain Agreement and Plan of Merger, dated as of August 17, 1997, as amended through the date hereof, by and between the Corporation and CENFED.

     In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing, I am of the opinion that the Common Stock is legally authorized and, when the Registration Statement has been declared legally effective and the Common Stock has been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

     I hereby consent to be named in the Registration Statement and in the related proxy statement-prospectus contained therein as the attorney who passed upon the legality of the Common Stock, and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.


                                       Very truly yours,


                                       /s/ James R. Eller, Jr.
                                       -----------------------

                                       James R. Eller, Jr.